UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

Worldwide Energy and Manufacturing USA, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-31761 (Commission File Number)	84-1536519 (IRS Employer Identification No.)

408 N Canal St, South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 794-9888

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On July 24, 2008 Worldwide Energy & Manufacturing USA, Inc. (the “Company”) received subscriptions for the sale of an aggregate of $252,027.00 or 56,006 shares of common stock (the “Shares”). Concurrently with the issuance of the Shares, the Company also issued an aggregate of 36,404 Series A Warrants of the Company (the “Series A Warrants”) and an aggregate of 19,602 Series B Warrants of the Company (the “Series B Warrants”). The Series A Warrants are exercisable for a period of 24 months from closing at an exercise price of $7.00 per share.  The Series B Warrants are exercisable for a period of 36 months from the closing at an exercise price of $9.00 per share.  The Series A and Series B Warrants provide the investors with full ratchet anti-dilution protection with relation to the exercise price of the warrant for a period of 18 months from the closing. The Series A and Series B Warrants may not be exercised if, after such exercise,  such holder would beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, more than 9.99% of the number of shares of common stock then issued and outstanding.

The Company relied upon an exemption from registration requirements pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit Number	Description
10.3	Form of Series A Common Stock Purchase Warrant*
10.4	Form of Series B Common Stock Purchase Warrant*
10.6	Form of Securities Purchase Agreement dated July 24, 2008
10.7	Form of Lock-Up Agreement

* Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Worldwide Energy and Manufacturing USA, Inc.

 /s/ Jimmy Wang

Date: July 29, 2008

_______________________

Jimmy Wang

President and Chief Executive Officer